SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	0-16567	64-0615843

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

225 N. 13th Avenue
P.O. Box 988
Laurel, Mississippi	39440

(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 14, 2004, the Registrant issued a press release concerning a “warning letter” it received from the Food and Drug Administration. The press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description
99.1	Press release of Sanderson Farms, Inc. dated April 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.
(Registrant)

Date: April 14, 2004	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Sanderson Farms, Inc. dated April 14, 2004